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EXHIBIT 99.1

For Immediate Release                    www.fairchildsemi.com
July 23, 2002
                                         Investor Relations:
                                         Pete Groth
                                         207-775-8660
                                         investor@fairchildsemi.com

                                         Corporate Communications:
                                         Fran Harrison
                                         207-775-8576
                                         fran.harrison@fairchildsemi.com

                                         Public Relations Firm:
                                         Barbara Ewen
                                         CHEN PR
                                         781-466-8282
                                         bewen@chenpr.com


NEWS RELEASE

     FAIRCHILD SEMICONDUCTOR REPORTS SECOND QUARTER 2002

          *    TOTAL SALES INCREASE 7% FROM FIRST QUARTER 2002

          *    26-WEEK BACKLOG GROWS 11% SEQUENTIALLY

          * BOOK-TO-BILL RATIO OVER 1.1 TO 1, AND ABOVE 1 TO 1 FOR FOURTH CONSECUTIVE QUARTER

          *    LONG-TERM DEBT REDUCED BY $285 MILLION

          *    DEBT-EQUITY RATIO NOW 0.7 TO 1

          *    POSITIVE OPERATING CASH FLOW FOR 14TH STRAIGHT QUARTER

South Portland, Maine - Fairchild Semiconductor International (NYSE: FCS), one of the largest global suppliers of high performance power products for multiple end markets, today reported results for the second quarter 2002. Second quarter sales were $360.5 million, up 7% from the first quarter of 2002 and down 3% from second quarter 2001. Second quarter gross margins were 26.7%, 310 basis points higher than the first quarter of 2002.

The company reported a net loss in the quarter of $13.0 million, or $0.12 per share, compared to a loss of $8.0 million, or $0.08 per share in the second quarter of 2001. On June 28, the company redeemed all of its 10 1/8% senior subordinated notes that were due in March 2007 at a redemption price of 105.063% of face value. In connection with this redemption, the company had one-time charges totaling $22.1 million, including $14.5 million for the call premium and other transaction fees, and a $7.6 million write-off of deferred financing fees associated with the original bond offering. This redemption was made possible by the company's sale of common stock which raised $397.7 million.

On a pro forma basis, which excludes amortization of acquisition-related intangibles, restructuring, impairments and other unusual items, Fairchild reported second quarter income of $7.5 million, up 29% from pro forma net income of $5.8 million in the second quarter of 2001. Pro forma earnings were $0.07 per diluted share, compared to a First Call consensus estimate of pro forma earnings of $0.04 per diluted share, and up 17% from the pro forma earnings of $0.06 per diluted share in the second quarter of 2001.

"Our robust bookings period earlier this year was driven by an increase in our customers' end demand as well as their rebuilding of our backlog to support their longer term growth plans," said Kirk Pond, president, CEO and chairman of the Board. "During the second quarter we saw our order rates begin tracking what we believe to be end market consumption rates. Our book-to-bill ratio was above
1.1 to 1 and remained above 1 to 1 for the fourth consecutive quarter. Our 26 week backlog grew 11% during the quarter, with much of the strength in our power products."

Highlights of the second quarter include the following:

* Increased sales and gross profits sequentially in all product segments--analog, discrete, interface, logic and optoelectronics product segments;

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*    Maintained positive book-to-bill ratios in communications, displays, consumer and industrial market segments;

* Named by Gartner Dataquest as the top worldwide power transistor supplier in 2001, moving up from ninth place in 2000;

* Completed 22.2 million share follow-on equity offering, which included 16.2 million additional primary shares, and used proceeds from the offering to repay debt, strengthen the balance sheet, and reduce interest expenses by roughly $30 million annually;

*    Recorded 14th straight quarter with positive operating cash flow;

* Maintained end market segment balance with 10% of sales into communications, 31% into computing and displays, 23% into consumer, 30% into industrial, and 6% into automotive; and

* Introduced more than 115 new products targeted at high performance power and interface applications.

Orders from DVD, cell phone, displays and communications segments were up sequentially, while orders from PC motherboard and notebook suppliers weakened during the latter half of the second quarter," said Pond. "Our continued focus on providing semiconductor products for power applications has improved our penetration into optical drives, displays, cellular handsets, power supplies, portable power adaptors, printers, and networking segments. Our strong presence in multiple end markets helped offset the significant drop in orders from the personal computer segment we saw in May and June. Overall we believe the recovery that began in the third quarter of 2001 is on track, and we believe our investments in developing new power products, improving manufacturing efficiencies, and strengthening marketing and sales infrastructure are positioning us to improve revenues and earnings over the next several years."

"During the quarter we improved our balance sheet, raised our cash position, reduced our debt and improved our gross margins in every major product segment," stated Joe Martin, Fairchild's executive vice president and chief financial officer. "We successfully completed a secondary offering and used the proceeds to retire all of our 10 1/8% bonds. Overall gross margins improved more than 300 basis points from the first quarter and were 120 basis points higher than second quarter of 2001. Inventory turns and days sales outstanding also improved.

"We are reaffirming our prior guidance for third quarter revenues to be flat to slightly up from the second quarter," said Martin. "We entered the quarter with more than 80% of these guided revenues already on the backlog. While we have continued to see weak order rates from the personal computer segment during July, we expect overall bookings to improve beginning late August and into September due to normal seasonality and the beginning of holiday builds for the computing and consumer segments. We expect overall pricing on shipments to remain roughly flat in the third quarter, with improvements in mix and costs to help increase gross margins roughly 50 basis points. For the third quarter and the remainder of 2002 we expect research, development, sales, marketing and administrative (R&D and SG&A) expenses to stay roughly flat as a percentage of sales. We plan capital spending for 2002 to continue to be about 10% to


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12% of sales, with spending focused on cost reduction and the expansion of assembly and test capacity for new power products.

"I'm very pleased overall to point out that compared to our performance in the second quarter a year ago, all financial indicators are improving," said Martin. "Profits, margins, cash and backlog are all higher, while R&D and SG&A expenses, inventories, and receivables are all lower. We expect to deliver continued improvements in financial performance as we move through this recovery."

This press release is accompanied by a pro forma statement of operations (which excludes expenses for amortization of intangibles, restructuring, impairments and other unusual items), a generally accepted accounting principles (GAAP) statement of operations (which includes these expenses) and a reconciliation from pro forma to GAAP results.


SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS:

The statements in the second-to-last and third-to-last paragraphs above are forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in the company's quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor's web site at investor.fairchildsemi.com or the SEC's web site at www.sec.gov.

FAIRCHILD SEMICONDUCTOR INTERNATIONAL:

Fairchild Semiconductor International (NYSE: FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild's components are used in computing, communications, consumer, industrial and automotive applications. Fairchild's 10,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.

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                   Fairchild Semiconductor International, Inc.
                        Pro Forma Statement of Operations
                     (In millions, except per share amounts)
                                   (Unaudited)

                                  Three Months Ended    Six Months Ended
                                  June 30,   July 1,   June 30,   July 1,
                                    2002       2001      2002       2001

Revenue:
  Net sales--trade                $346.8     $354.5     $673.0     $722.3
  Contract manufacturing            13.7       17.9       24.4       35.4
                                   -----      -----      -----      -----
     Total revenue                 360.5      372.4      697.4      757.7

Operating expenses:
  Cost of sales--trade             253.9      266.2      502.5      521.2
  Cost of contract manufac-
   turing                           10.2       11.2       18.9       23.4
  Research and development          21.8       21.8       42.5       45.3
  Selling, general and
   administrative                   37.6       41.0       72.1       84.3
                                   -----      -----      -----      -----
     Total operating expenses      323.5      340.2      636.0      674.2
                                   -----      -----      -----      -----

Operating income                    37.0       32.2       61.4       83.5

Interest expense, net               25.5       23.6       51.6       40.1
                                   -----      -----      -----      -----

Income before income taxes          11.5        8.6        9.8       43.4

Provision for income taxes           4.0        2.8        3.4       11.5
                                   -----      -----      -----      -----

Pro forma net income              $  7.5     $  5.8     $  6.4     $ 31.9
                                   -----      -----      -----      -----

Pro forma net income per common share:
     Basic                        $ 0.07     $ 0.06     $ 0.06     $ 0.32
                                   -----      -----      -----      -----
     Diluted                      $ 0.07     $ 0.06     $ 0.06     $ 0.31
                                   -----      -----      -----      -----

Weighted average common shares:
     Basic                         106.9       99.5      103.7       99.4
                                   -----      -----      -----      -----
     Diluted (1)                   112.9      102.6      109.6      102.0
                                   -----      -----      -----      -----

Pro forma statements of operations are intended to present the Company's operating results, excluding special items described below, for the

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periods presented.

During the three and six months ended June 30, 2002 and July 1, 2001 the special items included restructuring and impairments, purchased in- process research and development, costs associated with the 10 1/8% Notes redemption, inventory charge associated with Analog restructuring, gain on sale of space and defense product line, and amortization of acquisition- related intangibles. These special items are presented using our calculated effective tax rate at the time.

(1) Diluted pro forma net income per common share is calculated using weighted average common shares that take into consideration the dilutive effect of stock options, which are anit-dilutive in the calculation of net loss per common share.


                   Fairchild Semiconductor International, Inc.
               Reconciliation of Net Loss To Pro Forma Net Income
                                  (In millions)
                                   (Unaudited)

                                  Three Months Ended    Six Months Ended
                                  June 30,   July 1,   June 30,   July 1,
                                    2002       2001      2002       2001

Net loss                          $(13.0)    $ (8.0)    $(10.3)    $ (6.4)

Adjustments to reconcile net
 loss to pro forma net income:
   Restructuring and impairments     --         3.9        3.6       13.4
   Purchased in-process research
    and development                  --         --         1.7       12.8
   Cost associated with the
    redemption of the 10 1/8%
    Notes                           22.1        --        22.1        --
   Inventory charge associated
    with Analog restructuring        --         2.5        --         2.5
   Gain on sale of space and
    defense product line             --         --       (20.5)       --
   Amortization of acquisition-
    related intangibles              9.5       14.2       18.8       24.6
   Less associated tax effects     (11.1)      (6.8)      (9.0)     (15.0)
                                   -----      -----      -----      -----

Pro forma net income              $  7.5     $  5.8     $  6.4     $ 31.9
                                   -----      -----      -----      -----

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                   Fairchild Semiconductor International, Inc.
                             Statement of Operations
                     (In millions, except per share amounts)
                                   (Unaudited)

                                  Three Months Ended    Six Months Ended
                                  June 30,   July 1,   June 30,   July 1,
                                    2002       2001      2002       2001

Revenue:
  Net sales--trade                $346.8     $354.5     $673.0     $722.3
  Contract manufacturing            13.7       17.9       24.4       35.4
                                   -----      -----      -----      -----
     Total revenue                 360.5      372.4      697.4      757.7

Operating expenses:
  Cost of sales--trade             253.9      268.7      502.5      523.7
  Cost of contract manufac-
   turing                           10.2       11.2       18.9       23.4
  Research and development          21.8       21.8       42.5       45.3
  Selling, general and
   administrative                   37.6       41.0       72.1       84.3
  Amortization of acquisition-
   related intangibles (2)           9.5       14.2       18.8       24.6
  Restructuring and impairments      --         3.9        3.6       13.4
  Purchased in-process research
   and development                   --         --         1.7       12.8
                                   -----      -----      -----      -----
     Total operating expenses      333.0      360.8      660.1      727.5
                                   -----      -----      -----      -----

Operating income                    27.5       11.6       37.3       30.2

Interest expense, net               25.5       23.6       51.6       40.1

Other expense                       22.1        --         1.6        --
                                   -----      -----      -----      -----

Loss before income taxes           (20.1)     (12.0)     (15.9)      (9.9)

Benefit for income taxes            (7.1)      (4.0)      (5.6)      (3.5)
                                   -----      -----      -----      -----
Net loss (2)                      $(13.0)    $ (8.0)    $(10.3)    $ (6.4)
                                   -----      -----      -----      -----

Net loss per common share:
     Basic                        $(0.12)    $(0.08)    $(0.10)    $(0.06)
                                   -----      -----      -----      -----
     Diluted (2)                  $(0.12)    $(0.08)    $(0.10)    $(0.06)
                                   -----      -----      -----      -----

Weighted average common shares:
     Basic                         106.9       99.5      103.7       99.4
                                   -----      -----      -----      -----
     Diluted                       106.9       99.5      103.7       99.4
                                   -----      -----      -----      -----

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(2) In accordance with generally accepted accounting principles (GAAP), earnings for the three and six months ended July 1, 2001 reflect charges for the amortization of goodwill and assembled workforce of $5.3 million and $7.4 million, respectively, which are no longer being amortized with the adoption of FASB Statement No. 142. Net losses for the three and six months ended July 1, 2001 would have been $4.5 million, or $0.04 per fully diluted share, and $1.6 million, or $0.02 per fully diluted share, respectively, without this amortization charge.


                   Fairchild Semiconductor International, Inc.
                                  Balance Sheet
                                  (In millions)

                                             June 30,     December 30,
                                               2002           2001
                                           (unaudited)

                                     ASSETS

Current assets:
  Cash and cash equivalents                 $  613.4       $  504.4
  Receivables, net                             153.3          133.6
  Inventories                                  205.5          209.1
  Other current assets                          30.8           27.7
                                            --------       --------
     Total current assets                    1,003.0          874.8

Property, plant and equipment, net             657.4          659.6
Intangible assets, net                         457.6          479.8
Other assets                                   134.9          135.0
                                            --------       --------
     Total assets                           $2,252.9       $2,149.2
                                            --------       --------


                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt         $    0.4       $    0.4
  Accounts Payable                              99.9          106.7
  Accrued expenses and other current
   liabilities                                  90.8           92.2
                                            --------       --------

     Total current liabilities                 191.1          199.3

Long-term debt, less current portion           852.9        1,138.2

Other liabilities                                3.4            3.7
                                            --------       --------

     Total liabilities                       1,047.4        1,341.2

Total stockholders' equity                   1,205.5          808.0
                                            --------       --------

     Total liabilities and stockholders'
      equity                                $2,252.9       $2,149.2
                                            --------       --------